EXHIBIT 5.1

LAW OFFICES OF LOUIS E. TAUBMAN, P.C.

17 State Street, 16th Floor

New York, New York 10004

(212) 732-7184   Fax:  (212) 202-6380

E-mail: Louistlaw@aol.com

January 17, 2007

Edgewater Foods International, Inc.

5552 West Island Highway

Qualicum Beach, British Columbia

Canada V9K 2C8

Ladies and Gentlemen:

We have acted as counsel to Edgewater Foods International, Inc. a Nevada company (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form SB-2 (the “Registration Statement”), relating to the proposed sale by the selling shareholders listed therein (the “Selling shareholders”) of 34,422,282 shares of the Company’s common stock (the “Common Stock”).

In so acting, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such Company records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Based upon the foregoing and such examination of law as we have deemed necessary, we are of the opinion that the Common Stock to be offered by the Selling shareholders, when sold under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

The opinions we express herein are limited to matters involving the Nevada corporate law and the federal laws of the United States and are further expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise as to any other matters relating to the Company or the Common Stock.

We consent to the use of this letter as an Exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” included in the Prospectus forming a part of the Registration Statement.

Sincerely,

Law Offices of Louis E. Taubman, P.C.

By: /s/Louis E. Taubman

Louis E. Taubman,

President